UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 6, 2006

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
250 Rittenhouse Circle Bristol, PA 19007 (Address of principal executive offices)
(215) 785-4000 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment is being filed to correct a typographical error in footnote 2.

Item 1.01 Entry into a Material Definitive Agreement.

        In connection with its annual review of executive compensation, on March 6, 2006, the Compensation Committee of the Board of Directors of Jones Apparel Group, Inc. set the compensation of the executive officers who will be included as named executive officers (as defined in Regulation S-K Item 402(a)(3)) in the proxy statement for the Company's 2006 annual meeting of stockholders to be held in May 2006 (the "Proxy Statement"), as set forth in the table below. The 2006 base salaries for the named executive officers were not increased from their respective 2005 base salaries.

Executive Officer	2006 Base Salary	2005 Cash Bonus	2006 Restricted Stock Grant (1)
Peter Boneparth President and Chief Executive Officer	$2,500,000	$1,200,000	50,000 shares
Sidney Kimmel Chairman	$1,200,000	-	-
Wesley R. Card Chief Operating and Financial Officer (2)	$1,100,000	$600,000	25,000 shares
Rhonda J. Brown President and Chief Executive Officer, Footwear, Accessories and Retail Group	$1,300,000	$250,000	10,000 shares
Ira M. Dansky Executive Vice President, Secretary and General Counsel	$650,000	$375,000	5,000 shares

 __________

(1)	Grants are effective March 6, 2006. Vesting restrictions lapse as to all of the shares on the second business day immediately following the Company's public announcement of its fourth quarter financial results for the year 2008, provided that the Company achieves certain performance targets.

(2)	On March 8, 2006, Mr. Card became Chief Operating Officer and Efthimios P. Sotos was named Chief Financial Officer.

The Company intends to provide additional information concerning compensation of the named executive officers in the Proxy Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Efthimios P. Sotos Efthimios P. Sotos Chief Financial Officer

 Date: March 9, 2006

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